ALLIANCEBERNSTEIN CAP FUND, INC. -
ALLIANCEBERNSTEIN SMALL CAP GROWTH
PORTFOLIO
811-01716

N-SAR Exhibit 77Q1

Supplement dated  February 6, 2013 to the Prospectus and Summary
Prospectus dated November 1, 2012 of the Small Cap Growth
Portfolio of the Fund: Incorporated by reference Rule 497as filed with the Securities and Exchange Commission on February 6, 2013.